Exhibit 10.1

OMNIBUS AMENDMENT

This AMENDMENT (this “Amendment”), dated as of November 24th, 2008, is entered into by and among TRUE NORTH ENERGY CORPORATION, a Nevada corporation (“TNEC”) and ICF ENERGY CORPORATION, a Texas corporation (“ICF”, and together with TNEC, each a “Company” and collectively the “Companies”), LV Administrative Services, Inc., as administrative and collateral agent (“LV”) for each of VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore I”), VALENS OFFSHORE SPV II, CORP., a Delaware corporation (“Valens Offshore II”), VALENS U.S. SPV I, LLC., a Delaware company (“Valens US”) and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“Psource” and together with Valens Offshore I, Valens Offshore II and Valens US, the “Holders” and each a “Holder”) for the purpose of amending certain terms of (i) that certain Amended and Restated Secured Term Note, dated as of March 31, 2008 issued by the Companies in favor of Valens Offshore II (as further amended, restated, modified and/or supplemented from time to time, the “First March 2008 Amended and Restated Term Note”) and (ii) that certain Amended and Restated Secured Term Note, dated as of March 31, 2008 issued by the Companies in favor of Valens US and subsequently assigned in part to Valens Offshore I and PSource (as further amended, restated, modified and/or supplemented from time to time, the “Second March 2008 Amended and Restated Term Note”, together with the First March 2008 Amended and Restated Term Note, the “March Term Notes” and each, a “March Term Note”). References is also made to that Securities Purchase Agreement, dated as of September 18, 2007 by and among the Companies, Valens US and the purchasers from time to time party thereto (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in each of the respective March Term Notes and the Purchase Agreement, as applicable.

WHEREAS, the Company and Holders, as applicable have agreed to make certain changes to each of the March Term Notes as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Each applicable Holder of each March Term Note hereby agrees that in respect of each March Term Note, for the period commencing on November 3, 2008 through and including December 1, 2008 (the “Deferred Repayment Period”), the Companies shall not be required to make the regularly scheduled Monthly Amount payments on any Amortization Date falling within the Deferred Repayment Period pursuant to the terms of Section 1.3 of such March Term Note (a “Deferred Payment”). All regularly scheduled Monthly Amount payments that would otherwise be payable on each March Term Note during the Deferred Repayment Period shall instead be payable in full on the earlier to occur of (i) the Maturity Date or (ii) the date upon which all of the Obligations arising under any March Term Note shall be declared due and payable or is otherwise paid in full. From and after January 1, 2009, regularly scheduled Monthly Amount payments under each March Term Note shall be due and payable in accordance with the terms of such applicable March Term Note. Notwithstanding the foregoing, TNEC hereby covenants and agrees to provide to the Agent the calculation, in reasonable detail, of each Deferred Payment promptly, but in no event more than five (5) days following the applicable Amortization Date.

2. TNEC hereby agrees that it shall upon execution of this Amendment issue to (i) Valens Offshore I, 399,787 shares (“Valens Offshore I Shares”) of TNEC’s common stock, par value $0.0001 (the “Common Stock”), (ii) Valens Offshore II, 1,109,964 shares of Common Stock (the “Valens Offshore II Shares”), (iii) Valens US, 121,027 shares of Common Stock (the “Valens US Shares”) and (iv) PSource, 591,446 shares of Common Stock (the “PSource Shares” and together with the Valens Offshore I Shares, the Valens Offshore II Shares and the Valens US Shares, the “Shares”). The parties hereto agree that the fair market value of the Shares (as reasonably determined by the parties) hereunder is hereby designated as additional interest. The parties hereto further agree to file all applicable tax returns in accordance with such characterizations set forth above, treating each obligation to each Holder as a separate obligation, and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall, or shall be deemed to, modify or impair in any manner whatsoever the Company’s Obligations from time to time owing to the Holders under the March Term Notes.

3. The Amendment set forth above shall be effective as of the date first written above written (the “Amendment Effective Date”) on the date when (i) each of the Companies, the Agent and the Holders shall have executed and each of the Companies shall have delivered to Agent its respective counterpart to this Amendment and (ii) TNEN shall have delivered to Agent the original stock certificates evidencing the Shares.

4. Except as specifically amended herein, the March Term Notes and all other documents, instruments and agreements entered into in connection therewith (the “Other Documents”) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of any of the March Term Notes or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

5. The Companies hereby represent, warrant and covenant to the Holders that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Companies, directly or indirectly in connection with the issuance by the Companies to the Holders of the March Term Notes are true, correct and complete and (iii) on the date hereof, all of the Company’s covenant requirements have been met.

6. TNEC further covenants and agrees that (i) except as disclosed in TNEC’s Exchange Act Filing and other than shares which may be granted pursuant to this Amendment or the Other Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from TNEC of any of its securities, (ii) the issuance of the Shares will not result in a change in the price or number of any securities of TNEC outstanding under anti-dilution or other similar provisions contained in or affecting any such securities, (iii) all issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, (iv) the rights, preferences, privileges and restrictions of the Common Stock are as stated in the TNEC’s Certificate of Incorporation as amended through the date hereof, (v) the Shares are validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (vi) the Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waive or complied with, (vii) all issued and outstanding shares of TNEC’s capital stock have been and shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (viii) it will cooperate with the Holders in connection with all resales pursuant to Rule 144 under the Securities Act of 1933, as amended and provide legal opinions necessary to allow such resales.

IN WITNESS WHEREOF, the Companies, the Agent and each Holder has caused this Amendment to be signed in its name effective as of this 24th day of November 2008.

TRUE NORTH ENERGY CORPORATION

By: /s/ John Folnovic
Name: John Folnovic
Title: President and CEO

ICF ENERGY CORPORATION

By: /s/ John Folnovic
Name: John Folnovic
Title: President

VALENS OFFSHORE SPV I, LTD.
By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
By: Valens Capital Management, LLC, its investment manager

By: /s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED
By: PSource Capital Limited, its investment consultant

By: /s/ Soondra Appavoo
Name: Soondra Appavoo
Title: Managing Director

LV ADMINISTRATIVE SERVICES, INC.

By: /s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory